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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION


       Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

      The name of the corporation is GFB ALLIANCE SERVICES, INC.

                                   ARTICLE TWO

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 11, 1996.

       This amendment

          i. deletes ARTICLE ONE of the original Articles of Incorporation in its entirety and provides for a new ARTICLE ONE as set forth below and

          ii. deletes ARTICLE FOUR of the original Articles of Incorporation in its entirety and provides for a new ARTICLE FOUR as set forth below.

      The amendment deletes the language in ARTICLE ONE of the original Articles of Incorporation and the full text of ARTICLE ONE shall be as follows:

                                   ARTICLE ONE

          The name of the corporation is WORLD STAFFING II, INC.

      The amendment deletes the language in ARTICLE FOUR of the original Articles of Incorporation and the full text of ARTICLE FOUR shall be as follows:

                                  ARTICLE FOUR

                    The aggregate number of shares in which the corporation shall have authority to issue is 50,000,000 shares of the par value of $0.0001 each Common Voting Equity Stock, such shares to carry the short title "Common"; and NO other class of stock.

                    The Board of Directors may further create separate series within any class of stock.

                                  ARTICLE THREE

      The number of shares of the corporation outstanding at the time of such adoption was 60,000 common shares; and the number of shares entitled to vote thereon was 60,000.

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                                  ARTICLE FOUR

          The number of shares voted for such amendment was 58,0110; and the number of shares voted against such amendment was 0.

                                  ARTICLE FIVE

          The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

          The Officers are empowered and directed to exchange the issued 60,000 common shares of par value $0.001 for 60,000 common shares of par value $0.0001.


                                   ARTICLE SIX

          The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

          This amendment empowers and directs the Officers to exchange the issued 60,000 common shares of par value $0.001 for 60,000 common shares of par value $0.0001.

          This amendment will have the effect of reducing stated capital by $54.00.



Dated the 22nd day of July, 1997.


                           GFB ALLIANCE SERVICES, INC.

                              /s/ J. DAN SIFFORD JR.
                              ---------------------

                                J. DAN SIFFORD JR.
                               ------------------
                                  Printed Name
                                    Secretary